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                                                                   Exhibit 99(a)



INDEPENDENT AUDITORS' REPORT
----------------------------

To the Board of Directors and Stockholders of Merrill Lynch & Co., Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries (the "Company") as of December 27, 1996 and December 29, 1995 and for each of the three years in the period ended December 27, 1996 and have issued our report thereon dated February 24, 1997. Such consolidated financial statements and our report thereon are incorporated by reference in the Company's 1996 Annual Report on Form 10-K, which is incorporated herein by reference.

We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of the Company as of December 30, 1994, December 31, 1993 and December 25, 1992 and the related statements of consolidated earnings, changes in consolidated stockholders' equity and consolidated cash flows for the years ended December 31, 1993 and December 25, 1992 (none of which are presented or incorporated by reference herein); and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information set forth in the table under the captions "Ratio of Earnings to Fixed Charges" and "Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends" for each of the five years in the period ended December 27, 1996 appearing on page 4 of the prospectus relating to Debt Securities, Warrants, Preferred Stock, Depositary Shares and Common Stock, which is a part of this Registration Statement of the Company on Form S-3, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived. In our opinion, the information set forth in the table under the caption "Ratio of Earnings to Fixed Charges" for each of the five years in the period ended December 27, 1996 appearing on page 4 of the prospectus relating to STRYPES and on page 17 of the prospectus relating to TOPrS, both of which are a part of this Registration Statement of the Company on Form S-3, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

/s/ Deloitte & Touche LLP

February 24, 1997